Exhibit 10.12
* Certain confidential information contained in this document, marked by asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
SECOND MATERIAL TERMS AMENDMENT TO AGREEMENT FOR SERVICES
(Processing Year, Processing Initial Term, Processing Renewal Term, Termination for Convenience, Deconversion, Minimum Fees, Processing Services Portfolios, and Developments)
THIS SECOND MATERIAL TERMS AMENDMENT TO AGREEMENT FOR SERVICES (this “Amendment”) is made and entered into as of February 20, 2013 (the “Amendment Effective Date”), by and between Total System Services, Inc., a Georgia corporation (“TSYS”) and Green Dot Corporation, a Delaware corporation (“Subscriber”).
A.WHEREAS, TSYS and Subscriber are parties to that certain Agreement for Services dated September 1, 2009 (as amended, the “Agreement”); and
B.WHEREAS, TSYS and Subscriber amended material terms of the Agreement, including extension of the Processing Renewal Term, in the Material Terms Amendment to Agreement for Services dated as of January 19, 2012, in accordance with Section 22 of the Agreement.
C.WHEREAS, TSYS and Subscriber desire to further amend the Agreement as set forth herein, in accordance with Section 22 of the Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereto agree as follows:
1.Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.
2.Processing Year Definition. The Agreement is hereby amended by deleting the “Processing Year” definition in Section 1.2 of the Processing Services Schedule in its entirety and replacing it with the following:
“Processing Year shall mean a twelve (12) month period commencing on the Processing Services Effective Date or an anniversary of such date; provided, however, Processing Year 6 shall be a sixteen (16) month period ending on December 31, 2015. Each Processing Year is identified in this Processing Services Schedule by a numerical suffix corresponding to the order in which such Processing Year will occur during the Processing Term (e.g., the first Processing Year of the Processing Term is referred to as “Processing Year 1”, the second Processing Year of the Processing Term is referred to as “Processing Year 2,” etc.).”
3.Processing Initial Term. The Agreement is hereby amended by deleting Section 3.1 of the Processing Services Schedule in its entirety and replacing it with the following:

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3.1    Initial Term
The initial term of this Processing Services Schedule shall begin on the Processing Services Effective Date and shall expire at 11:59 p.m. (Eastern Time) on the last day of Processing Year 6, unless terminated earlier in accordance with this Processing Services Schedule or the Agreement (the “Processing Initial Term”).
4.Processing Renewal Term. The Agreement is hereby amended by deleting Section 3.2 of the Processing Services Schedule in its entirety and replacing it with the following:
3.2    Extension
Upon expiration of the Processing Initial Term, the term of this Processing Services Schedule shall automatically renew for up to three (3) additional one (1) year renewal terms (each a “Processing Renewal Term”), unless one Party provides the other with written notice of its intent to terminate not less than [*] ([*]) [*] prior to the end of the Processing Initial Term or the then-current Processing Renewal Term. During any Processing Renewal Term, the Parties shall work together on Deconversion pursuant to 4.3 of the Agreement.”
5.Termination for Convenience. The Agreement is hereby amended by deleting Section 3.3 of the Processing Services Schedule in its entirety and replacing it with the following:
3.3    Termination for Convenience
Subscriber may terminate this Processing Services Schedule and the Agreement at any time during [*] without cause or for convenience, by giving at least [*] ([*]) [*] prior written notice to TSYS and paying to TSYS the termination for convenience fee (“Termination for Convenience Fee”). The Termination for Convenience Fee shall be equal to the [*] due for the [*], as applicable, as of the [*] as specified in Subscriber's written notice of intent to terminate for convenience. The Termination for Convenience Fee shall be paid in [*] and delivered to TSYS [*]. In the event Subscriber terminates this Processing Services Schedule and the Agreement for convenience, Subscriber shall be obligated to pay the Termination for Convenience Fee due hereunder, but relieved of any obligation to pay the Core Processing Minimum Fees after the date of termination. Any notice of termination by Subscriber pursuant to this Section 3.3 shall include a proposed date for the initiation of Wind-down or Deconversion pursuant to Sections 4.2 and 4.3 of the Agreement.”
6.Termination for Convenience Due to [*]. The Agreement is hereby amended by adding the following as a new Section 3.4 to the Processing Services Schedule:
Termination for [*]
Notwithstanding the terms of Sections 2.4, 3.3 and 4.4 of this Processing Services Schedule, in the event [*], Subscriber may terminate this Processing Services Schedule and the Agreement, without cause or for convenience, by giving at least [*] ([*])[*] prior written notice to TSYS. For purposes of clarity, upon termination pursuant to this Section 3.4, Subscriber shall be relieved of (i) any obligation to pay the Termination for Convenience Fee, (ii) any obligation to pay the [*] after the date of termination, and (iii) its [*] under [*].

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7.Deconversion. The Agreement is hereby amended by deleting Section 4.2 of the Processing Services Schedule in its entirety and replacing it with the following:
4.2    Services Provided during Startup, Conversion, Wind-down or Deconversion
All Expenses, custom code charges and Processing Fees for any Startup, Conversion, Wind-down or Deconversion of the Processing Services initiated or performed during the Processing Term shall be borne by Subscriber. Applicable Processing Fees related to a Startup, Conversion, Wind-down or Deconversion of the Processing Services are set forth in Exhibit 1B to this Processing Services Schedule.”
8.Minimum Fees. The Agreement is hereby amended by deleting Section 4.4 of the Processing Services Schedule in its entirety and replacing it with the following:
4.4    Minimum Fees
Processing Initial Term
The [*], excluding the [*],[*], payable by Subscriber for each [*] ($[*]). For each [*], the [*] shall be [*] ($[*]) for [*]and [*] ($[*]) for [*]. For each [*], the [*] shall be as follows: [*] ($[*]) for [*],[*] ($[*]) for [*],[*] ($[*]) for [*], and [*] ($[*]) for [*].
For each [*], the [*] ($[*]) for [*],[*] ($[*]) for [*], and [*] ($[*]) for [*]. For each [*], the [*]shall be [*] ($[*]) for [*], and [*] ($[*]) for [*]. For each [*], the [*] shall be [*] ($[*]) for [*], and [*] ($[*]) for [*].
Processing Renewal Term
For each [*], the [*] shall be [*] ($[*]) for [*]and [*] ($[*]) for [*].
If, at the end of any [*] in a [*], the actual [*] due to TSYS for such [*], less any [*],[*], are less than the [*], then TSYS shall invoice Subscriber for the difference.”
9.Exhibit 3 - Processing Services Portfolios. The Agreement is hereby amended by deleting Exhibit 3 of the Processing Services Schedule in its entirety and replacing it with an Amended and Restated Exhibit 3 - Processing Services Portfolios, attached hereto and made a part hereof by this reference.
10.Exhibit 5 - Termination for Convenience Fees. The Agreement is hereby amended by deleting Exhibit 5 of the Processing Services Schedule in its entirety.
11.Developments to [*]. The Parties agree that Subscriber may request TSYS to develop [*]on the [*] during the Processing Initial Term or any Processing Renewal Term, [*] and the [*]for [*] as set forth in Exhibit 1B to this Processing Services Schedule.
12.Conflict. In the event of any conflict between the terms of the Agreement and this Amendment, this Amendment will control solely with respect to the subject matter herein. The Agreement will otherwise control.
13.Effect of Amendment. Except as specifically amended herein, the Agreement will remain in full force and effect in accordance with its terms.

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14.Miscellaneous. This Amendment may be executed by facsimile and in counterparts, each of which shall be deemed an original, and both of which when taken together shall be deemed one and the same instrument. The Agreement, as amended hereby, sets forth the entire agreement of the Parties with respect to the subject matter hereof and thereof, superseding any and all prior or contemporaneous agreements or understandings, whether written or oral, between the Parties with respect to such subject matter.
IN WITNESS WHEREOF, the Parties hereto have executed this Amendment on the day and year first above written.

	TOTAL SYSTEM SERVICES, INC		GREEN DOT CORPORATION

By:	/s/ William A. Pruett	By:	/s/ Steven W. Streit
Name:	William A. Pruett	Name:	Steven W. Streit
Title:	Senior EVP	Title:	Chief Executive Officer

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*Confidential Treatment Requested